UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14C

________________

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

DATASEA INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DATASEA INC.
20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road
Technological Development Zone
Beijing, People’s Republic of China 100176
+86 10-56145240

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Datasea Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Datasea Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below. The holders of a majority of the Company’s voting capital stock by written consent in lieu of a meeting, pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 6 of Article II of our bylaws, approved the following corporate action (the “Authorizations”):

(i)     the entry by Shuhai Information Technology Co., Ltd. (the “Buyer”, a VIE and consolidated affiliated entity of the Company, into an Office Purchase Agreement (the “Office Purchase Agreement”) with Fu Liu (the “Seller”), a member of the Board of Directors of the Company and the beneficial owner of approximately 6,097,820 shares of the Company’s issued and outstanding common stock as of June 5, 2023. Pursuant to the Office Purchase Agreement, Buyer will purchase a 2,824.29 square meter office building located in Fenggang Jingdong Urban Science and Technology Financial Innovation Center Phase II Project, Building No. 4 Scientific Research Building, PRC (the “Property”). The total purchase price is RMB73,431,540, equivalent to approximately $10,642,252, payable by the issuance of 5,912,362 shares of the Company’s common stock (the “Consideration Shares”), based on an issuance price of $1.80 per share; and

(ii)    the issuance of shares of our common stock in excess of 20% of the issued and outstanding shares of common stock of the Company to the Seller as consideration of the purchase of the Property.

As of June 5, 2023, the Company had a total of 27,784,133 shares of common stock issued and outstanding. The 5,912,362 Consideration Shares represent approximately 21.3% of the total issued and outstanding common stock of the Company as of June 5, 2023, and 17.5% on a post-issuance basis.

This Information Statement is being furnished to our stockholders of record as of [        ], 2023 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent. You do not need to do anything in response to this Notice and the Information Statement. The action to be taken pursuant to the Authorizations above shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of [        ], 2023 (the “Record Date”). You are urged to read the Information Statement in its entirety.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of our Board of Directors,
/s/ Zhixin Liu
Zhixin Liu

Chief Executive Officer and Director

June 13, 2023

DATASEA INC.
20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road
Technological Development Zone
Beijing, People’s Republic of China 100176
+86 10-56145240
[        ], 2023

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Datasea Inc., a Nevada corporation. Our principal executive offices are located at 20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone, Beijing, People’s Republic of China 100176, telephone +86 10-56145240.

This Information Statement is first mailed on or about [        ], 2023 to the Company’s common stockholders of record as of [        ], 2023.

We are furnishing this Information Statement in connection with actions taken by stockholders who have the authority to vote a majority of the outstanding shares of our common stock, par value $0.001 per share (“common stock”).

By written consent dated June 5, 2023, as permitted by Section 78.320 of the NRS and Section 6 of Article II of our bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of common stock, being Zhixin Liu and Fu Liu, each of whom are Directors of our Company and who together have an aggregate beneficial interest in approximately of 59.0% of our issued and outstanding common stock, approved the following corporate actions (collectively, the “Authorizations”):

(i)     the entry by Shuhai Information Technology Co., Ltd. (the “Buyer”, a VIE and consolidated affiliated entity of the Company, into an Office Purchase Agreement (the “Office Purchase Agreement”) with Fu Liu (the “Seller”), a member of the Board of Directors of the Company and the beneficial owner of approximately 6,097,820 shares of the Company’s issued and outstanding common stock as of June 5, 2023. Pursuant to the Office Purchase Agreement, Buyer will purchase a 2,824.29 square meter office located in Fenggang Jingdong Urban Science and Technology Financial Innovation Center Phase II Project, Building No. 4 Scientific Research Building, PRC (the “Property”). The total purchase price is RMB73,431,540, equivalent to approximately $10,642,252, payable in 5,912,362 shares of common stock of the Company (the “Consideration Shares”), at an issuance price of $1.80 per share; and

(ii)    the issuance of shares of our common stock in excess of 20% of the issued and outstanding shares of common stock of the Company to the Seller as consideration of the purchase of the Property.

Concurrently with the Authorizations, all of the members of the Board, by written consent in lieu of a meeting, as provided under the NRS and our bylaws, provided similar authorizations. Our Board comprises of Zhixin Liu, Fu Liu, Michael J. Antonoplos, Stephen (Chun Kwok) Wong and Yan Yang. Fu Liu is the father of Zhixin Liu.

Nasdaq Requirements

The foregoing resolutions for the Office Purchase Agreement are required because under the terms of the Office Purchase Agreement, the Company will have to issue 5,912,362 Consideration Shares representing approximately 21.3% of the total issued and outstanding common stock of the Company as of June 5, 2023, which is more than 20% of its issued and outstanding common stock, and 17.5% on a post-issuance basis.

Under NASDAQ Listing Rule 5635, shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. NASDAQ Listing Rule 5635(e)(3) states that “An interest consisting of less than either 5% of the number of shares of common stock or 5% of the voting power outstanding of a Company or party shall not be considered a substantial interest or cause the holder of such an interest to be regarded as a “Substantial Shareholder.””

Under NASDAQ Listing Rule 5635(d), shareholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. “20% Issuance” means a transaction, other than a public offering as defined in IM-5635-3, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

As a result of the foregoing resolutions, on the date which is 20 calendar days after the date of mailing this Information Statement to its stockholders, the Company will comply with NASDAQ Listing Rule 5635, as these resolutions constitute stockholder approval for the Company to issue shares of common stock to the Seller in an amount more than 20% of our issued and outstanding common stock.

Dissenters’ Right of Appraisal

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the issuance of the Consideration Shares, and the Company will not independently provide stockholders with any such right.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share of common stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote is June 5, 2023 (the “Voting Record Date”). The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on [        ], 2023 (the “Mailing Record Date”). As of the Voting Record Date, the Company had 27,784,133 shares of voting stock outstanding, with all 27,784,133 shares being common stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 78.320 of the NRS and Section 6 of Article II of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The consenting stockholders voted to approve the corporate actions and their respective approximate ownership percentage of the voting stock of the Company as of the Voting Record Date totaled in the aggregate 59.0% of the outstanding voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

OFFICE PURCHASE AGREEMENT TRANSACTION

On May 16, 2023, Shuhai Information Technology Co., Ltd. (the “Buyer”, a VIE and consolidated affiliated entity of the Datasea Inc. (the “Company”)), entered into an Office Purchase Agreement (the “Office Purchase Agreement”) with Fu Liu (the “Seller”), a member of the Board of Directors of the Company and the beneficial owner of approximately 6,097,820 shares of the Company’s issued and outstanding common stock as of June 5, 2023. Pursuant to the Office Purchase Agreement, Buyer will purchase a 2,824.29 square meter office located in Fenggang Jingdong Urban Science and Technology Financial Innovation Center Phase II Project, Building No. 4 Scientific Research Building, PRC (the “Property”). The total purchase price is RMB73,431,540, equivalent to approximately $10,642,252, payable in 5,912,362 shares of common stock of the Company (the “Consideration Shares”), at an issuance price of $1.80 per share. The closing price of our Shares on Nasdaq on May 16, 2023 was $0.2488. As of June 5, 2023, the Company had a total of 27,784,133 shares of common stock issued and outstanding. The 5,912,362 Consideration Shares represent approximately 21.3% of the total issued and outstanding common stock of the Company as of June 5, 2023, and 17.5% on a post-issuance basis.

The Consideration Shares are to be issued to the Seller following the execution of the Office Purchase Agreement. The Buyer and Seller shall conduct an inspection and handover of the property within three working days after the issuance of the Consideration Shares. In accordance with the terms of the Office Purchase Agreement, the Consideration Shares may not be sold for a period of six months in the public markets following their issuance. After the expiration of the six month period, the Seller shall complete the legal conveyance of the Property to the Buyer.

The Company intends to use the Property as its offices for its own business operations and use, including as an office space, research and development laboratory, and product display for Shuhai jingwei (Shenzhen) Technology, Co., Ltd. and Shuhai Acoustic Effect Technology Co., Ltd., the subsidiaries of the Company, and does not intend to lease such premises to unrelated third parties.

The foregoing description of the Office Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the English translation of the Office Purchase Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 22, 2023. There are no arrangements pursuant to the Office Purchase Agreement required to be disclosed under Item 402(t) of Regulation S-K.

Potential Effect of the Office Purchase Agreement

The issuance of Consideration Shares to the Seller under the Office Purchase Agreement that was approved by the consenting stockholders pursuant to the Authorizations will dilute the ownership and voting rights of stockholders and could have a negative effect on the trading price of the Company’s common stock.

Financial and Other Information

The Company hereby incorporates by reference its Annual Report on Form 10-K filed on September 28, 2022, and the Proxy Statement on Schedule 14A filed on April 27, 2023 relating to the 2022 Annual Meeting of Stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of the Voting Record Date by:

•        each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•        each of our executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of the percentage of beneficial ownership is based on 27,784,133 shares of common stock that were outstanding as of the Voting Record Date.

Name and Address of Beneficial Owner(2)	Number of Shares of common stock Beneficially Owned	Percentage of Outstanding Shares of common stock
Directors and Executive Officers of the Company:
Zhixin Liu(3)	10,294,295	37.1%
Fu Liu(3)	6,097,820	21.9%
Mingzhou Sun	50,000	0.2%
Michael J. Antonoplos	10,000	0.0%
Stephen (Chun Kwok) Wong	10,000	0.0%
Yan Yang	10,000	0.0%
Chunqi Jiao	50,000	0.2%
All directors and executive officers as a group (seven individuals)	16,522,115	59.5%
Five Percent or More Stockholders:(3)

____________

(1)      Applicable percentage of ownership is based on 27,784,133 shares of common stock outstanding as of June 5, 2023, together with securities exercisable or convertible into ordinary shares within 60 days as of the date hereof for each stockholder.

(2)      Unless otherwise indicated, the address for the stockholders is 20th Floor, Tower B of Guorui Plaza, No.1 South Ronghua Road, Technological Development Zone, Beijing, People’s Republic of China, 100176.

(3)      Each of Ms. Zhixin Liu and Mr. Fu Liu owns more than 5% of the issued and outstanding shares of the common stock with specific numbers of shares indicated in the rows above.

INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

Saved as disclosed in this Information Statement, no other officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our common stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as an officer, director or beneficial owner.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of this Information Statement (including a copy of any and all of the information that has been incorporated by reference in this Information Statement) to any Company stockholder upon written or oral request to us, at 20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone, Beijing, People’s Republic of China 100176, telephone +86 10-56145240. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our common stock for the forwarding of this Information Statement to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with a copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

•        Annual Report on Form 10-K filed on September 28, 2022.

•        Proxy Statement on Schedule 14A filed on April 27, 2023 relating to the 2022 Annual Meeting of Stockholders of the Company.

•        Current Report on Form 8-K filed with the SEC on May 22, 2023.

You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

By Order of the Board,
/s/ Zhixin Liu
Zhixin Liu

Chief Executive Officer and Director

June 13, 2023